Exhibit 99-2.2

Fenwick Automotive Products
Limited and Introcan Inc.

Combined Financial Statements
For the year ended March 31, 2009

Contents

Auditors' Report	2

Combined Financial Statements

Combined Balance Sheet	3

Combined Statement of Operations and Retained Earnings	4

Combined Statement of Cash Flows	5

Summary of Significant Accounting Policies	6-9

Notes to Combined Financial Statements	10-19

Auditors' Report

To the Shareholders of
Fenwick Automotive Products Limited and Introcan Inc.

We have audited the combined balance sheet of Fenwick Automotive Products Limited and Introcan Inc. as at March 31, 2009 and the combined statements of operations and retained earnings and cash flows for the year then ended. These financial statements have been prepared in accordance with Canadian generally accepted accounting principles using differential reporting options available to non-publicly accountable enterprises, as described in the Summary of Significant Accounting Policies.  These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the companies as at March 31, 2009 and the results of their operations and their cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

Chartered Accountants, Licensed Public Accountants

/s/ BDO Canada LLP.
Mississauga, Canada
July 10, 2009, except for note 13 which is as of June 1, 2011

Fenwick Automotive Products Limited and Introcan Inc.
Combined Balance Sheet
(in thousands of dollars)
March 31, 2009

Assets

Current
Accounts receivable	$50,640
Inventories (Note 1)	90,594
Prepaid expenses	1,746
Income taxes recoverable	4,214
Due from related parties (Note 2)	901
148,095
Capital assets (Note 3)	8,443
Deferred start-up costs (Note 4)	398
Future income taxes	1,351

$158,287

Liabilities and Shareholders' Equity

Current
Bank indebtedness (Note 5)	$38,148
Accounts payable and accrued liabilities	78,573
Due to related parties (Note 2)	8,065
Current portion of long-term debt (Note 6)	1,309
Current portion of obligation under capital lease (Note 7)	364

126,459
Long-term debt (Note 6)	2,145
Obligation under capital lease (Note 7)	581

129,185

Shareholders' equity
Share capital	3
Other shares (Note 8)	1
Special shares (Note 8) (Redemption value $8,424)	29,098
Retained earnings
29,102

158,287

On behalf of the Board:

Director

Director

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

 Fenwick Automotive Products Limited and Introcan Inc.
Combined Statement of Operations and Retained Earnings
(in thousands of dollars)

For the year ended March 31, 2009

Sales	$168,359

Cost of sales	126,858

Gross margin	41,501

Expenses
Amortization - capital assets	1,824
Amortization - deferred start-up costs	133
Foreign exchange gain	(1,019)
General and administrative	12,519
Interest and factoring expense	5,973
Interest - Capital lease obligations	71
Selling	24,774

44,275

Loss before other items	(2,774)
Restructuring costs	10,402

Loss before income taxes	(13,176)

Income taxes
Current (recovery)	(4,010)
Future (recovery)	(210)

(4,220)

Net loss for the year	(8,956)

Retained earnings, beginning of year	38,054

Retained earnings, end of year	$29,098

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements

Fenwick Automotive Products Limited and Introcan Inc.
 Combined Statement of Cash Flows
(in thousands of dollars)

For the year ended March 31, 2009

Cash provided by (used in)

Operating activities
Net loss for the year	$(8,956)
Adjustments required to reconcile net loss with net cash
provided by operating activities
Amortization - capital assets	1,824
Amortization - deferred start-up costs	133
Future income taxes (recovery)	(210)
Loss on disposal of capital assets	28
Changes in non-cash working capital balances
Accounts receivable	(5,893)
Inventories	(19,405)
Prepaid expenses	(11)
Accounts payable and accrued liabilities	35,609
Income taxes	(4,301)

(1,182)
Investing activities
Purchase of capital assets	(1,420)
Decrease in due from related parties	38

(1,382)
Financing activities
Increase in bank indebtedness	2,354
Advance of long-term debt	101
Decrease in due to related parties	216
Repayment of obligation under capital lease	(107)

2,564

Cash, end of year	$-

Supplementary cash flow information
Interest paid	$3,403
Income taxes paid	139

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Fenwick Automotive Products Limited and Introcan Inc.
Summary of Significant Accounting Policies
March 31, 2009

Nature of Business	The companies are engaged in manufacturing and remanufacturing aftermarket auto parts.

Basis of Presentation
These financial statements present the combined financial position and results of operations of Fenwick Automotive Products Limited and Introcan Inc., including their subsidiaries Fapco, S.A. de C.V., Flo-Pro Inc., L.H. Distribution Inc., Rafko Enterprises Inc. and Rafko Holdings Inc.  All intercompany transactions and balances have been eliminated.

Basis of Accounting
These financial statements have been prepared in accordance with generally accepted accounting principles in Canada.  The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.  The financial statements have, in management's opinion, been properly prepared using careful judgment within reasonable limits of materiality and within the framework of the accounting policies summarized below.

Differential Reporting
The companies, with the unanimous consent of its owners, has elected to prepare their financial statements using differential reporting options available to non-publicly accountable enterprises described below:

Special Share Classification

The companies have elected to present special shares issued in tax planning arrangements under certain sections of the Income Tax Act, that would otherwise be presented as liabilities, as equity.

Revenue Recognition
Revenue is recognized when products are shipped to customers, the sales price is fixed and determinable, collectibility is reasonably assured, and title and risks of ownership have passed to the buyer. Revenue is net of discounts, rebates and allowances.

The companies enter into factoring agreements with a third party for sale of accounts receivable.  The transaction is accounted for as a sale as all risks have transferred to the third party.  The cost of the transaction is included in the statement of operations.

Fenwick Automotive Products Limited and Introcan Inc.
Summary of Significant Accounting Policies
March 31, 2009

Product Warranties
The companies provide product warranties and makes provisions for the anticipated cost of these warranties through cost of sales; this provision is reviewed periodically to assess its adequacy in the light of actual warranty costs incurred.

Financial Instruments	Fair value

The companies' financial instruments consist of instruments with various maturities. The fair values of cash, accounts receivable, due to/from related parties, bank indebtedness, and accounts payable and accrued liabilities approximates their  carrying values due to the short-term maturities of these instruments.  Capital lease obligations are at fair value.  The fair value of the long-term debt approximates carrying value.

Currency risk

The companies realize approximately 70% of their sales and approximately 45% of its cost of sales and expenses in a foreign currency.  Consequently, some assets, liabilities, revenues and expenses are exposed to foreign exchange fluctuations.  The long-term debt is due in a foreign currency.

Credit risk

In the normal course of business, the companies evaluate the financial position of their customers on a regular basis and examine the credit history of new customers.  The allowance for doubtful accounts is based on the customer's specific risk and historical trends.  The companies believe the credit risk regarding receivables to be minimal due to the diversification of its customer base.

Unless otherwise noted, it is management's opinion that the companies are not exposed to significant interest, currency or credit risks arising from its financial instruments.

Inventories
Raw materials and finished goods are stated at the lower of cost and net realizable value.  The cost of finished goods is calculated to include raw materials, labour and factory overhead.  Cost is generally determined on the first-in, first-out basis.

Fenwick Automotive Products Limited and Introcan Inc.
Summary of Significant Accounting Policies
March 31, 2009

Capital Assets	Capital assets are stated at cost less accumulated amortization. Amortization is based on the estimated useful lives of the asset using the declining balance method at the following annual rates:

Building	-	5%
Office equipment	-	20%
Computer equipment	-	30%
Plant equipment	-	20%	-	30%
Leasehold improvements	-	straight line over 5 years

Assets Under Capital Lease
The companies' policy is to record capital leases, which transfer substantially all benefits and risks incident to ownership of property, as acquisitions of assets and to record the incurrences of corresponding obligations as liabilities.  Obligations under capital leases are reduced by lease payments net of imputed interest.

Deferred Start-up Costs	Deferred start-up costs represent the cost incurred by a subsidiary prior to the commencement of commercial operations. These costs are amortized on a straight-line basis over a four year period.

Income Taxes
The companies follow the liability method of tax allocation in accounting for income taxes.  Under this method, future income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and measured using the substantively enacted tax rates and laws expected to be in effect when the differences are realized.

Fenwick Automotive Products Limited and Introcan Inc.
Summary of Significant Accounting Policies
March 31, 2009

Foreign Currency Translation	The financial statements of the companies' foreign subsidiaries are considered to be operationally dependent upon the companies.

Foreign operations which are operationally dependent are translated using the temporal method.  Under this method, revenues and expenses are translated at average monthly rates in effect on the transaction dates.  Monetary assets and liabilities are translated at the rate of exchange at the balance sheet date.  Non-monetary assets and liabilities are translated at historical exchange rates.  Exchange gains and losses on translation are included in the combined statements of operations and retained earnings.

Foreign	Foreign currency accounts are translated into Canadian dollars as follows:

At the transaction date, each asset, liability, revenue and expense is translated into Canadian dollars by the use of the exchange rate in effect at that date.  At the year end date, monetary assets and liabilities are translated into Canadian dollars by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in income in the current period.

New Accounting
Pronouncement	Recent accounting pronouncement that have been issued but is not yet effective, and have a potential implication for the companies, is as follows:

                                                  Financial Statement Concepts

CICA Handbook Section 1000, Financial Statement Concepts has been amended to focus on the capitalization of costs that truly meet the definition of an asset and de-emphasizes the matching principle.  The revised requirements are effective for annual and interim financial statements relating to fiscal years beginning on or after October 1, 2008.  The companies are currently evaluating the impact of the adoption of this change on the disclosure within its financial statements.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)
March 31, 2009

1.       Inventories

Raw materials and supplies	$24,991
Goods in transit	3,575
Finished goods	62,028

$90,594

2.       Related Party Transactions

The due from (to) related parties are due from (to) corporations or individuals related by virtue of common control by members of the same immediate family.  The loans are due on demand and unsecured, except for the loan payable to Directors which is secured by General Security Agreements.  The loans are non interest bearing except as noted below.  Interest was calculated at 2% per annum for the interest bearing loans.

a) Due from related parties

Ventura Development Corp. (interest bearing)	$348
Excel Development Corp. (interest bearing)	266
Rimrock Plaza Inc. (interest bearing)	158
1355573 Ontario Inc.	118
2007685 Ontario Inc.	8
Leswyn Enterprises	3

$901

 Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)
March 31, 2009

2.       Related Party Transactions (continued)

b) Due to related parties

Directors (Note 5)	$468
FAPL Holdings Inc. - parent company	7,597

$8,065

c) Transactions

Included in the statement of operations are the following related party transactions:

Rent expense	$178

These transactions are in the normal course of operations and are measured at the exchange value, the amount of consideration established and agreed to by the related parties.

3.       Capital Assets

		Accumulated	Net Book
	Cost	Amortization	Value

Land	$93	$-	$93
Building	824	110	714
Computer equipment	3,046	2,585	461
Office equipment	729	556	173
Leased office equipment	183	107	76
Plant equipment	16,819	11,495	5,324
Leased plant equipment	1,459	752	707
Leasehold improvements	3,118	2,223	895

	$26,271	$17,828	$8,443

 Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)
March 31, 2009

4.        Deferred Start-up Costs

Balance, beginning of year	$531
Amortization	133

Balance, end of year	$398

5.       Bank Indebtedness

Bank overdraft	$418
Bankers acceptances	24,000
Libor loans	12,600
Bank loans	1,130

$38,148

Bank indebtedness is due on demand and secured by a registered general assignment of accounts receivable and inventory, a registered general security agreement covering all assets of the companies and an assignment of insurance proceeds.  The companies have an authorized line of credit of $50,000.  Any repayment of the directors loans (Note 2) requires the bank's prior written consent.

The bank overdraft bears interest at the bank prime lending rate plus 1% to 5.5% depending on the level of financial ratios.

The banker's acceptances bear interest at market rates plus 2% to 6.5% per annum depending on the level of financial ratios and matures April 30, 2009.  The fair market value as at March 31, 2009 is comprised as follows:

Banker's acceptance - at face value	$24,000
Less: Unamortized interest	68

Fair market value	$23,932

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)
March 31, 2009

5.       Bank Indebtedness (continued)

          The libor loans bear interest at market rates plus 2% to 6.5% and mature between April 27, 2009 and April 30, 2009.

          The bank loans bear interest at prime lending rate plus 1% to 5.5%.

The companies are subject to externally imposed capital requirements in the form of certain bank covenants as set out in the banking agreement. These financial covenants include: (a) The funded debt to EBITDA on a rolling four quarter basis be maintained at less than 3.85:1, (b) the fixed charge coverage ratio on a rolling four quarter basis be maintained at greater than 1.20:1, and (c) Tangible Net Worth shall not be less than $30,000 at any time.  The companies were in breach of certain of these covenants.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)
March 31, 2009

6.       Long-term Debt

Mortgage loan - 2.5%, due March 22, 2011, monthly payments of $5 principal and interest	$379

Equipment loan - 2.5%, due April 22, 2011, monthly payments of $13 principal and interest	465

Vehicle loan - non-interest bearing, repayable in equal monthly installments of $1 and matures January 23, 2013.	30

Equipment loan - non-interest bearing, repayable in equal monthly installments of $1 and matures October 1, 2009.	13

Equipment loan - non-interest bearing, repayable in equal monthly installments of $1 and matures September 1, 2009.	2

Equipment loan - non-interest bearing and secured by a security agreement granting a first priority security interest on certain equipment acquired for US$2,500. The loan is repayable quarterly calculated at US$0.001 per unit of production produced by a subsidiary. If the units of production are less than 2,500 at the end of the designated period, being October 30, 2010, the balance of this loan will be due immediately.	2,565

3,454
Less: current portion	1,309

$2,145

Estimated repayments are as follows:

2010	$1,309
2011	2,128
2012	10
2013	7

$3,454

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)
March 31, 2009

7.       Obligation Under Capital Lease

The companies have entered into lease agreements which require monthly payments, including principal and interest.  The leases have imputed interest rates ranging from 6.16% to 12.04% expiring from November 2009 to January 2014.  The leases are secured by certain plant and office equipment.

The future minimum lease payments for the next five years are as follows:

2010	$418
2011	341
2012	166
2013	89
2014	37

1,051
Less: imputed interest	106

945
Less: current portion	364

$581

Interest expense on these leases was $71.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)
March 31, 2009

8.       Share Capital

Authorized:
3,000,000	Class A special shares, voting, non-cumulative, non-participating, redeemable at $.001 per share
Unlimited	Class B special shares, non-voting, non-cumulative, non-participating, redeemable and retractable at $13,000 per share
1,000,000	Class C special shares, non-voting, non-cumulative, non-participating, redeemable at $.001 per share
1,000,000	Class D special shares, voting, participating
Unlimited	Class E special shares, non-voting, non-cumulative, non-participating, redeemable and retractable at $1 per share
Unlimited	Common shares

Issued:
3,000,000	Class A shares	$3,000
448	Class B shares	45
2,600,000	Class E shares	850
1,501	Common shares	$151

		4,046

The above note has been shown in full dollars due to the small nature of the balances.

9.       Contingencies

The companies are committed under letters of credit approximating $2,646 (US$2,100) for future purchases and under letters of guarantee of $70 and $708 (US$562).  The letters of guarantee include guarantees for unpaid rent to a maximum of $708 (US$562) for two subsidiary companies.  Historically, the companies have not made any payments under letters of guarantee to third parties and therefore no amount has been accrued in the financial statements with respect to the guarantees.

A subsidiary company entered into an Administrative Outsourcing Services Agreement, for a three year period expiring March 2010, to be provided with administrative and consulting services.  Under the agreement the subsidiary company is required to pay a monthly on-going fee based on the number of individuals employed at the subsidiary company.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)
March 31, 2009

10.       Commitments

The companies rent a property from related parties under an operating lease.  This lease is a month-to-month lease with minimum annual rent of $63.

The minimum annual rental payments for the next five years are as follows:

2010	$1,702
2011	1,721
2012	1,746
2013	1,760
2014	1,760

The annual cost under various vehicle operating leases are as follows:

2010	$120
2011	91
2012	44
2013	3

11.       Economic Dependence

Approximately 63% of sales were derived from four customers.

12.       Pension Plans

The companies maintain a defined contribution pension plan for certain employees.  The pension cost for these plans charged as an expense is equal to the required contributions for the year.  During the year, contributions amounted to $171.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)
March 31, 2009

13.       Reconciliation to United States GAAP

The combined financial statements of Fenwick Automotive Products Limited and Introcan Inc., including their subsidiaries Fapco, S.A. de C.V., Flo-Pro Inc., L.H. Distribution Inc., Rafko Enterprises Inc. and Rafko Holdings Inc., are prepared in accordance with Canadian GAAP, which conform, in all material respects, with those generally accepted in the United States (“US GAAP”), except as described below:

Combined statements of operations

2009

Net loss per Canadian GAAP	$(8,956)
Adjustments:
Amortization - deferred start-up costs	133
Income taxes - future	(24)
Net loss per US GAAP	$(8,847)

Combined balance sheet

2009

Net assets, per Canadian GAAP	$158,287
Adjustments:
Deferred start-up costs	(398)
Future income taxes	74
Net assets, per US GAAP	$157,963

Total liabilities, per Canadian GAAP	$129,185
Adjustments:
Redeemable preference shares	8,424
Total liabilities, per US GAAP	137,609
Shareholders' equity, per Canadian GAAP	29,102
Adjustments:
Deferred start-up costs	(398)
Future income taxes	74
Redeemable preference shares	(8,424)
Shareholders' equity, per US GAAP	20,354
Total liabilities and shareholders' equity, per US GAAP	$157,963

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)
March 31, 2009

13.       Reconciliation to United States GAAP (continued)

(a)
As allowed under GAAP, deferred start-up costs were capitalized and then amortized on a straight-line basis over a four year period.  Under US GAAP start-up costs are expensed as incurred, thus the unamortized deferred start-up costs at March 31, 2009, the amortization expenses for the year ended March 31, 2009, and the related tax impact of the deferral and amortization expense for the year was adjusted from the financial statement to comply with US GAAP.

(b)
The comapnies, with the unanimous consent of its owners, elected to prepare their financial statements using differential reporting options available to non-publicly accountable enterprises and have, therefore, presented special shares issued in tax planning arrangements under certain sections of the Income Tax Act that would otherwise by presented as liabilities, as equity.  Such presentation options are not available under US GAAP and thus the adjustment was made to re-establish the liabilities at March 31, 2009 to comply with US GAAP.